UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 16, 2014
ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Change in Registrant’s Certifying Accountant

As a result of a request for proposal process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee”) of Ashland Inc. (“Ashland” or the “Company”), on July 16, 2014, the Audit Committee appointed Ernst & Young LLP (“EY”) as Ashland’s independent registered public accounting firm for the fiscal year ending September 30, 2015, effective immediately following the Company’s filing of its Annual Report on Form 10-K for the year ending September 30, 2014.

On July 16, 2014, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as Ashland’s independent registered public accounting firm effective upon the completion of its audit of Ashland’s consolidated financial statements and the filing of Ashland’s Annual Report on Form 10-K for the fiscal year ending September 30, 2014.

No Prior Consultation with New Accountant:

During Ashland’s two most recent fiscal years ended September 30, 2013 and 2012 and subsequent interim period through July 16, 2014, neither Ashland nor anyone on its behalf has consulted with EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Ashland’s financial statements, and neither a written report nor oral advice was provided to Ashland that EY concluded was an important factor considered by Ashland in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).  In deciding to select EY, the Audit Committee reviewed auditor independence, including existing commercial relationships with EY and concluded that EY has no commercial relationship with Ashland that would impair its independence.

No Adverse Opinion or Disagreement:

PwC’s reports on Ashland’s consolidated financial statements for each of the two most recent fiscal years ended September 30, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the two most recent fiscal years ended September 30, 2013 and 2012, and in the subsequent interim period through July 16, 2014, there were no disagreements between Ashland and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years.

Reportable Event:

During the two most recent fiscal years ended September 30, 2013 and 2012, and in the subsequent interim period through July 16, 2014, there was the following “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).  As disclosed in the Company’s Form 10-K for the year ended September 30, 2013 and the Form 10-Q for the quarter ended December 31, 2013, the Company determined that its internal controls over financial reporting were not effective as of the end of such periods due to the existence of a material weakness related to the valuation of inventory for the Elastomers division.

Other than as disclosed above, there were no reportable events during the fiscal years ended September 30, 2013 and 2012 and through the subsequent interim period through July 16, 2014.  The Audit Committee discussed the subject matter of the reportable event with PwC. The Company authorized PwC to respond fully and without limitation to all requests of EY concerning all matters related to the audited periods by PwC, including with respect to the subject matter of the reportable event.

Ashland provided PwC with a copy of this Current Report on Form 8-K, and requested that PwC furnish Ashland with a letter addressed to the U.S. Securities and Exchange Commission stating whether PwC agrees with the disclosure contained in this report, or, if not, stating the respects in which it does not agree.  Ashland has received the requested letter from PwC, and a copy of PwC’s letter dated July 18, 2014 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

16.1	Letter of PricewaterhouseCoopers LLP, dated July 18, 2014, regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

July 18, 2014	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

16.1	Letter of PricewaterhouseCoopers LLP, dated July 18, 2014, regarding change in independent registered public accounting firm.